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                                                                     EXHIBIT 4.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of December 31, 2005 (the "Effective Date"), by and among METAL MANAGEMENT, INC., a Delaware corporation, CIM TRUCKING, INC., an Illinois corporation, MTLM ARIZONA, INC., an Arizona corporation, MAC LEOD METALS CO., a California corporation, METAL MANAGEMENT AEROSPACE, INC., a Delaware corporation, METAL MANAGEMENT ALABAMA, INC., a Delaware corporation, METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company, METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation, METAL MANAGEMENT GULF COAST, INC., a Delaware corporation, METAL MANAGEMENT INDIANA, INC., an Illinois corporation, METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company, METAL MANAGEMENT MIDWEST, INC., an Illinois corporation, METAL MANAGEMENT MISSISSIPPI, L.L.C., a Delaware limited liability company, METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation, METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation, METAL MANAGEMENT OHIO, INC., an Ohio corporation, METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation, METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation, METAL MANAGEMENT STAINLESS & ALLOY, INC., a Delaware corporation, METAL MANAGEMENT WEST, INC., a Colorado corporation, METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation, NAPORANO IRON & METAL, INC. (f/k/a Metal Management Services, Inc.), a Delaware corporation, PROLER SOUTHWEST LP, a Texas limited partnership (formerly a Texas corporation known as Proler Southwest Inc.), and RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the "Existing Borrowers"); METAL MANAGEMENT, INC., a Delaware corporation, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the "Funds Administrator"); PROLER SOUTHWEST GP, INC., a Delaware corporation ("Proler GP"); METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation ("Proler LP", and collectively with Proler GP and the Existing Borrowers, the "Borrowers"); the financial institutions identified on the signature pages hereto as lenders (the "Lenders"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association acting in its capacity as agent for the Lenders (in such capacity, "Agent").

         WHEREAS, the Existing Borrowers, the Funds Administrator, the Lenders and the Agent are party to a certain Credit Agreement dated as of June 28, 2004, as amended by a certain First Amendment to Credit Agreement dated as of March 1, 2005 and a certain Second Amendment to Credit Agreement dated as of May 9, 2005 (such Credit Agreement, as amended by such First Amendment and Second Amendment, as it may be from time to time amended, restated, modified, or supplemented, the "Credit Agreement");

         WHEREAS, Metal Management, Inc. has caused its direct or indirect wholly owned subsidiary, Proler Southwest Inc., a Texas corporation, to be converted into a Texas limited partnership known as Proler Southwest LP ("Proler Southwest LP") in accordance with the provisions of Article 5.17 of the Texas Corporation Act and Section 2.15 of the Texas Revised Limited Partnership Act; and

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         WHEREAS, in connection with the conversion of Proler Southwest Inc. to
Proler Southwest LP, MTLM has caused to be formed Proler GP and Proler LP, each a wholly owned direct or indirect subsidiary of MTLM, and has caused Proler GP and Proler LP to become, respectively, the sole general partner and the sole limited partner of Proler Southwest LP; and

         WHEREAS, in accordance with Texas law, Proler Southwest LP has succeeded to all obligations and liabilities of Proler Southwest Inc. under and in connection with the Credit Agreement and the other Credit Documents, and Proler Southwest desires to so confirm such obligations and liabilities, and Proler GP and Proler LP desire to join the Credit Agreement as "Borrowers" thereunder; and

         WHEREAS, the defined terms used, but not defined, herein shall have the meanings ascribed to such terms in the Credit Agreement.

         NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

         1. Confirmation and Assumption by Proler Southwest LP. Proler Southwest LP hereby confirms, agrees and acknowledges that all liabilities and obligations of Proler Southwest Inc. under and in connection with the Credit Agreement and the other Credit Documents continue to be and are liabilities and obligations of Proler Southwest LP without impairment or diminution of any kind.

         2. Joinder by Proler GP and Proler LP. Each of Proler GP and Proler LP hereby agrees to join and become a party to the Credit Agreement and each other of the Credit Documents in the capacity of "Borrower" (or similarly designated capacity, as applicable) thereunder, and hereby assumes and agrees to perform all obligations thereunder.

         3. Security Agreement; UCC Financing Statements. Each of Proler GP, Proler LP and Proler Southwest LP hereby acknowledges and agrees that it is bound by and hereby confirms and joins the terms of the Security Agreement as a "Grantor" thereunder. Each of Proler GP, Proler LP and Proler Southwest LP acknowledges and agrees that Agent and its agents are authorized to file such Uniform Commercial Code financing statements and amendments thereto covering the Collateral or any portion thereof in such jurisdictions as Agent may deem desirable without further authentication by the such entities, and each such entity does hereby ratify, confirm, acknowledge, authorize and authenticate any such financing statements heretofore filed. With respect to each of Proler GP, Proler LP and Proler Southwest LP, following is (i) the exact legal name of such entity as it appears on the organizational documents of such entity, (ii) the address of the chief executive office and principal place of business of such entity, (iii) the jurisdiction of incorporation or formation of such entity, and
(iv) the organizational identification number of such entity:

             Exact Legal Name:  Proler Southwest GP, Inc.
             Jurisdiction of Incorporation:  Delaware
             Address:  90 Hirsch Road
                       Houston, Texas 77020
             Organizational Number:  4072321


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             Exact Legal Name:  Metal Management Proler Southwest, Inc.
             Jurisdiction of Organization:  Delaware
             Address:  325 North LaSalle Street, Suite 550
                       Chicago, Illinois 60610
             Organizational Number:  4072322

             Exact Legal Name:  Proler Southwest LP
             Jurisdiction of Organization:  Texas
             Address:  90 Hirsch Road
                       Houston, Texas 77020
             Organizational Number:  800585413

Except as set forth above, none of Proler GP, Proler LP or Proler Southwest LP has been known by any other name, including trade names (except that Proler Southwest LP was previously known as Proler Southwest Inc.) or maintained its chief executive office and principal place of business at any other location during the preceding five (5) years. To the extent that financing statements have been filed against Proler GP, Proler LP and Proler Southwest LP in appropriate offices, Agent will have a fully perfected first priority security interest in the such Borrowers' interest in Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens, and neither such security interest nor the exercise of any rights therein would contravene, violate, constitute a default under or require the consent of any other person or entity under any contract, agreement, indenture, instrument or undertaking binding upon or enforceable against any Borrower, including without limitation, the Governing Documents of Proler GP, Proler LP or Proler Southwest LP

         4. Delivery of Stock Certificates. MTLM represents and warrants that it owns one-hundred percent (100%) of the issued and outstanding capital stock of each of Proler GP and Proler LP, free and clear of any liens, claims or encumbrances, except for the lien in favor of Agent. MTLM shall cause to be delivered to Agent the original stock certificate(s) evidencing MTLM's ownership of one-hundred percent (100%) of the issued capital stock of each of Proler GP and Proler LP, together with duly executed stock powers in blank. Upon delivery of such stock certificate(s), Agent will have a fully perfected first priority interest therein.

         5. Representation and Warranty Regarding Partnership Interests. The Borrowers and the Funds Administrator represent, warrant, covenant and agree that the Borrowers' interest in Proler Southwest LP is and shall at all times be represented by Partnership Interests (as such term is defined in the Security Agreement) owned directly by MTLM or by one or more of the other Borrowers and that such Partnership Interests are not and shall not be represented any certificates, documents or instruments of any kind without the prior written consent of the Agent (unless the originals of such certificates are delivered to Agent with duly executed instruments of transfer in blank).

         6. General Terms of Amendment. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement and the other Credit Documents are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws. Nothing herein shall affect or impair any rights and


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powers which the Borrowers, the Funds Administrator, any Lender or the Agent may
have under the Credit Agreement or any of the other Credit Documents.

         7. Release. In consideration of this Amendment, the Borrowers and the Funds Administrator hereby release and discharge the Lenders and Agent and each of their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations, the Credit Agreement, the other Credit Documents or any security interest related thereto.

         8. Liens not Impaired. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other Credit Documents or instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.

         9. No Counterclaims or Defenses. The Borrowers and the Funds Administrator hereby declare that neither the Borrowers nor the Funds Administrator have any set offs, counterclaims, defenses or other causes of action against the Lenders or the Agent arising out of the Credit Agreement, the other Credit Documents or the transactions contemplated thereby, and to the extent any such set offs, counterclaims, defenses or other causes of action might exist, such items are hereby waived by the Borrowers.

         10. Representations and Undertakings of Borrowers and Funds Administrator. Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Lenders and the Agent that: (a) each Credit Party a party hereto has the legal power and authority to execute and deliver this Amendment; (b) the officers or representatives executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Parties with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Parties and the performance and observance by such Credit Parties of the provisions hereof do not violate or conflict with the organizational documents or agreements of such Credit Parties or any law applicable to such Credit Parties or result in a breach of any provisions of or constitute a default under any other agreement, document, certificate or instrument binding upon or enforceable against such Credit Parties; (d) this Amendment constitutes a valid and binding obligation upon such Credit Parties in every respect, and (e) the recitals to this Amendment are true and correct. The Borrowers and the Funds Administrator hereby further represent and warrant to the Lenders and the Agent that no Default or Event of Default has occurred under the Credit Agreement or the other Credit Documents and that each of the representations and warranties of the Borrowers and the Funds Administrator set forth in the Credit Agreement and the other Credit Documents are true and correct as of the Effective Date.

         11. Conditions Precedent. The effectiveness of this Amendment is subject to delivery to Agent of the following in form and substance satisfactory to Agent:

         (a) A Certificate of Secretary or Assistant Secretary of Proler GP setting forth true and correct copies of the certificate of incorporation of Proler GP as certified by


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             the Secretary of State of Delaware, the bylaws of Proler GP, a certificate of good standing issued by the State of Delaware and evidence of foreign qualification in each other state in which Proler GP is required to be so qualified, incumbency statement, and resolutions authorizing the actions taken herein (on its own behalf and as general partner on behalf of Proler Southwest LP).

         (b) A Certificate of Secretary or Assistant Secretary of Proler LP setting forth true and correct copies of the certificate of incorporation of Proler LP as certified by the Secretary of State of Delaware, the bylaws of Proler LP, a certificate of good standing issued by the State of Delaware and evidence of foreign qualification in each other state in which Proler LP is required to be so qualified, incumbency statement, and resolutions authorizing the actions taken herein (on its own behalf and, to the extent required, as limited partner of Proler Southwest LP).

         (c) A Certificate of General Partner of Proler Southwest LP setting forth true and correct copies of the certificate of limited partnership of Proler Southwest LP as certified by the Secretary of State of Texas, the agreement of limited partnership of Proler Southwest LP, a certificate of good standing or existence or equivalent, issued by the State of Texas, the articles of conversion of Proler Southwest Inc. into Proler Southwest LP as certified by the Secretary of State of Texas, and the agreement of conversion of Proler Southwest Inc. into Proler Southwest LP.

         (d) The original stock certificate(s) evidencing one-hundred percent (100%) of the issued and outstanding capital stock of each of Proler GP and Proler LP, together with stock powers in blank to Agent duly executed by the holders thereof.

         (e) The favorable opinion of counsel to Proler GP, Proler LP and Proler Southwest LP (i) with respect to Proler GP and Proler LP, as to due existence, good standing, foreign qualification as applicable, authority, due execution and delivery, non-contravention and lack of need to be registered under the Investment Company Act, and (ii) with respect to Proler Southwest LP, as to due existence, good standing, authority, due execution and delivery, non-contravention and lack of need to be registered under the Investment Company Act, and with respect to the conversion, that the conversion has been completed and that Proler Southwest LP has succeeded to all obligations and liabilities of Proler Southwest Inc. under and in connection with the Credit Agreement and the other Credit Documents under Texas law.

         (f) With regard to each Credit Party other than Proler GP, Proler LP and Proler Southwest, certified copies of resolutions of such Credit Parties authorizing the execution, delivery and performance of this Amendment by such Credit Parties, certification that there have been no amendments to the respective bylaws, certificates of incorporation or equivalent constituent documents of the Credit Parties since the date of the original Credit Agreement (or if there have been such amendments, certified copies of such amended documents) and an incumbency certificate evidencing the authority of the officers of such Credit Parties executing this Amendment.


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         12. Costs and Expenses. The Borrowers and the Funds Administrator
jointly and severally agree to pay, on demand, all costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery, and administration of this Amendment and any other Credit Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or related thereto. In addition, the Borrowers and the Funds Administrator jointly and severally agree to pay, and save the Lenders and the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings contemplated in this Amendment, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or in connection with the Credit Agreement or the other Credit Documents. All obligations in this Section shall survive any termination of the Credit Agreement, as amended hereby, and the other Credit Documents. The Borrowers and the Funds Administrator hereby authorize the Agent to charge the Borrowers' account(s) with the Agent in respect of any and all costs and expenses described hereunder.

         13. Section Titles. The Section titles and captions contained herein are and shall be without substantive meaning and are not a part of the agreement between the parties hereto.

         14. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

                            [Signature Pages Follow]



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         IN WITNESS WHEREOF, the respective parties hereto have caused this
Third Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                 METAL MANAGEMENT, INC.,
                 as Funds Administrator and as Borrower

                 By: /s/ Robert C. Larry
                     -----------------------------------
                     Name:  Robert C. Larry
                     Title: Executive Vice President and Chief Financial Officer

                 ADDITIONAL BORROWERS:

                 CIM TRUCKING, INC.
                 MACLEOD METALS CO.
                 MTLM ARIZONA, INC.
                 METAL MANAGEMENT AEROSPACE, INC.
                 METAL MANAGEMENT ALABAMA, INC.
                 METAL MANAGEMENT ARIZONA, L.L.C.
                 METAL MANAGEMENT CONNECTICUT, INC.
                 METAL MANAGEMENT GULF COAST, INC.
                 METAL MANAGEMENT INDIANA, INC.
                 METAL MANAGEMENT MEMPHIS, L.L.C.
                 METAL MANAGEMENT MIDWEST, INC.
                 METAL MANAGEMENT MISSISSIPPI, L.L.C.
                 METAL MANAGEMENT NEW HAVEN, INC.
                 METAL MANAGEMENT NORTHEAST, INC.
                 METAL MANAGEMENT OHIO, INC.
                 METAL MANAGEMENT PITTSBURGH, INC.
                 METAL MANAGEMENT S&A HOLDINGS, INC.
                 METAL MANAGEMENT STAINLESS & ALLOY, INC.
                 METAL MANAGEMENT WEST, INC.
                 METAL MANAGEMENT WEST COAST HOLDINGS, INC.
                 NAPORANO IRON & METAL, INC.

                 By: /s/ Robert C. Larry
                     -----------------------------------
                     Name:  Robert C. Larry
                     Title: Vice President

                 RESERVE IRON & METAL LIMITED PARTNERSHIP

                 By: METAL MANAGEMENT OHIO, INC., its general partner

                 By: /s/ Robert C. Larry
                     -----------------------------------
                     Name:  Robert C. Larry
                     Title: Vice President

                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 PROLER SOUTHWEST GP, INC.


                 By: /s/ Amit N. Patel
                     -----------------------------------
                     Name:  Amit N. Patel
                     Title: Vice President & Chief Financial Officer


                 METAL MANAGEMENT PROLER SOUTHWEST, INC.


                 By: /s/ Amit N. Patel
                     -----------------------------------
                     Name:  Amit N. Patel
                     Title: Vice President & Chief Financial Officer


                 PROLER SOUTHWEST LP


                 By: PROLER SOUTHWEST GP, INC., its general partner

                 By: /s/ Amit N. Patel
                     -----------------------------------
                     Name:  Amit N. Patel
                     Title: Vice President & Chief Financial Officer



                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 AGENT:

                 LASALLE BANK NATIONAL ASSOCIATION, as Agent


                 By: /s/ Michael J. Vrchota
                     -----------------------------------
                     Name:  Michael J. Vrchota
                     Title: First Vice President


                 LENDERS:

                 LASALLE BANK NATIONAL ASSOCIATION


                 By: /s/ Michael J. Vrchota
                     -----------------------------------
                     Name:  Michael J. Vrchota
                     Title: First Vice President


                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 PNC BANK NATIONAL ASSOCIATION


                 By: /s/ John M. Cunningham
                     -----------------------------------
                     Name:  John M. Cunningham
                     Title: Vice President


                           [Signature Page Continues]



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                 [Signature Page to Third Amendment, Continued]

                 SOVEREIGN BANK


                 By  /s/ Robert E. Cook
                     -----------------------------------
                     Name:  Robert E. Cook
                     Title: Vice President


                           [Signature Page Continues]



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                 [Signature Page to Third Amendment, Continued]

                 U.S. BANK, NATIONAL ASSOCIATION


                 By: /s/ Matthew J. Schulz
                     -----------------------------------
                     Name:  Matthew J. Schulz
                     Title: Vice President



                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 NATIONAL CITY BANK OF THE MIDWEST


                 By: /s/ James M. Kershner
                     -----------------------------------
                     Name:  James M. Kershner
                     Title: Vice President


                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 FIFTH THIRD BANK


                 By: /s/ Susan M. Kaminski
                     -----------------------------------
                     Name:  Susan M. Kaminski
                     Title: Vice President


                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 KEYBANK NATIONAL ASSOCIATION


                 By: /s/ Suzannah Harris
                     -----------------------------------
                     Name:  Suzannah Harris
                     Title: Assistant Vice President


                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 RZB FINANCE LLC


                 By: /s/ John A. Valiska
                     -----------------------------------
                     Name:  John A. Valiska
                     Title: First Vice President


                 By: /s/ Christoph Hoedl
                     -----------------------------------
                     Name:  Christoph Hoedl
                     Title: Group Vice President



                           [Signature Page Continues]


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                 [Signature Page to Third Amendment, Continued]

                 CHARTER ONE BANK, N.A.


                 By: /s/ William D. Ryan
                     -----------------------------------
                     Name:  William D. Ryan
                     Title: Senior Vice President